UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2020, the Board of Directors of Fluor Corporation (the “Corporation”) appointed Mr. John C. Regan as Executive Vice President, Controller and Chief Accounting Officer, effective June 29, 2020. Mr. Regan will assume the role of principal accounting officer from Mr. D. Michael Steuert, who has been serving as interim principal accounting officer since June 22, 2020, and who will continue to serve as Executive Vice President and Chief Financial Officer of the Corporation.

Mr. Regan, age 50, previously served as Executive Vice President and Chief Financial Officer of Alta Mesa Resources, Inc., an onshore oil and gas acquisition, exploration and production company, from January 2019 to April 2020. From January 2015 to June 2018, he served as Executive Vice President and Chief Financial Officer of Vine Oil and Gas LP and Brix Oil and Gas LP, private companies focused on natural gas acquisition, exploration and production. He also served at Quicksilver Resources Inc. as Senior Vice President and Chief Financial Officer from April 2012 to December 2014 and Vice President and Chief Accounting Officer from September 2007 to April 2012. From 2002 to 2007, he held various management positions of increasing responsibility at Flowserve Corporation, and from 1994 to 2002, he served in various roles at PricewaterhouseCoopers, including as a senior manager specializing in the energy segment of their audit practice. Mr. Regan is a certified public accountant.

Mr. Regan does not have any family relationships with any director or executive officer of the Corporation, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Corporation. In addition, no transactions involving Mr. Regan have occurred or are currently contemplated that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In his role as Executive Vice President, Controller and Chief Accounting Officer, Mr. Regan will receive an annual base salary for 2020 of $450,000. He will be eligible for a cash award under the Corporation’s annual incentive program with a target award of 85% of base salary. His base salary and cash target award will be pro-rated from his appointment on June 29, 2020. In addition, Mr. Regan will receive a cash retention award of $500,000, payable in three equal annual installments beginning on June 29, 2021, provided he remains continuously employed with the Corporation through the applicable payment date. He will also participate in other compensation programs, including long-term incentive programs, commensurate with other executives at his level.

Further details concerning the Corporation’s executive compensation program are described in the Corporation’s definitive proxy statement dated March 11, 2019, under the heading “Compensation Discussion and Analysis,” and the Corporation’s Current Report on Form 8-K filed on November 1, 2019.

In connection with Mr. Regan’s appointment, the Corporation and Mr. Regan will enter into the form of indemnification agreement filed with the Corporation’s Annual Report on Form 10-K filed on February 25, 2009, and the form of change in control agreement filed with the Corporation’s Current Report on Form 8-K filed on June 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : June 29, 2020	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer